Exhibit 10.1

PROMISSORY NOTE

$10,000,000.00	September 24, 2021

FOR VALUE RECEIVED, the undersigned, ROANOKE GAS COMPANY, a Virginia corporation (“Borrower”) unconditionally promises to pay to the order of PINNACLE BANK (the “Bank”), without offset or deduction at 202 Campbell Avenue SE, Roanoke, Virginia 24013 or such other address as Bank shall designate, in lawful money of the United States of America, the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), or so much thereof as may be advanced and unpaid, together with interest at the rate(s) specified herein from the date on which any portion of the loan (the “Loan”) evidenced by this note (as modified, amended, renewed, restated or replaced from time to time, this “Note”) shall be advanced until paid in full.

1.         LOAN AGREEMENT. Terms not otherwise defined herein shall have the meaning ascribed in that certain Loan Agreement dated of even date herewith by and among Bank, Borrower and certain other parties named therein (modified, amended, renewed, restated or replaced from time to time, the “Loan Agreement”). This Note is subject to the terms and provisions of the Loan Agreement and all rules of construction set forth in the Loan Agreement shall apply to this Note. So long as no Event of Default has occurred or is continuing, the principal sum hereof may be advanced periodically in accordance with the terms of the Loan Agreement, and Bank is hereby authorized to make such advances under this Note as set forth in the Loan Agreement.

2.         INTEREST RATE. The principal balance of this Note will bear interest at the Applicable Interest Rate (as defined below). As used in this Note, the following terms shall have the meanings indicated below:

“Alternate Benchmark” means a rate benchmark (including any necessary or appropriate mathematical or other adjustments to such rate benchmark) that Bank in its discretion, after taking into account any then-existing or evolving convention for a rate benchmark to replace LIBOR in comparable bank-originated commercial extensions of credit in the United States of America, determines will represent the substantial economic equivalent of using LIBOR as a rate benchmark.

“Applicable Interest Rate” or “Interest Rate” means, as of any Interest Rate Change Date and until the next succeeding Interest Rate Change Date, a rate per annum equal to the sum of the Benchmark as in effect on the applicable Reset Date plus a margin or spread of one percent (1.00%), but in no event to exceed the maximum rate of interest permitted by law.

“Benchmark” means LIBOR; provided, however, that after the occurrence of a Benchmark Transition Event, at Bank’s option and in Bank’s discretion the Benchmark shall be the Alternate Benchmark.

“Benchmark Transition Event” means any one or more of the following events with respect to LIBOR:

(a)         a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR;

(b)         a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR that states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR;

(c)         a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative;

(d)         a determination by Bank, in its discretion, that reasonable and adequate means no longer exist for ascertaining LIBOR, and that the circumstances giving rise to such determination are unlikely to be temporary; and

(e)         a determination by Bank, in its discretion, that comparable credit facilities then being executed or amended with commercial banks active in leading and participating in such facilities, or that include benchmark transition provisions similar to those contained herein, are being executed or amended (as applicable) to incorporate or adopt a new interest rate benchmark to replace LIBOR for determining interest rates for loans.

“Business Day” means any day excluding Saturday, Sunday and any day that is a legal holiday under the laws of either the state where Bank’s main office is located or the State of New York or is a day on which banking institutions in either such state are authorized or require by law or other governmental action to close.

“Governmental Authority” means the government of the United States or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the Federal Reserve Board, the Federal Reserve Bank of New York and any supra-national bodies such as the European Union or the European Central Bank).

“Interest Rate Change Date” means the date of this Note and each succeeding first (1st) day of a calendar month commencing November 1, 2021, or, at Bank’s option while an Alternate Benchmark is in effect, such other dates as are determined by Bank to be appropriate to reflect the tenor of the Alternate Benchmark.

“LIBOR” means the London Interbank Offered Rate for U.S. dollar deposits for an interest period of one month, as published by the ICE Benchmark Administration or any successor entity administering such rate on the applicable Reset Date.

“London Business Day” means any day on which dealings in US dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Reset Date” means, with (i) respect to LIBOR, the day that is two (2) London Business Days preceding each Interest Rate Change Date, and (ii) with respect to an Alternate Benchmark, each Interest Rate Change Date, or if the Interest Rate Change Date is not a Business Day, the Business Day immediately preceding such Interest Rate Change Date.

To the extent practicable, Lender will endeavor to give Borrower at least thirty (30) days prior notice of the substitution of an Alternate Benchmark for LIBOR.

The Benchmark is not necessarily the lowest rate, or the basis for the lowest rate, charged by Bank on its loans. In no event shall the Interest Rate exceed the maximum rate allowed by applicable law. Interest shall be calculated on the basis of a 360-day year using the actual number of days for which the calculation is being made. If Borrower makes payments of interest, fees or other charges, however denominated, which payments result in an effective Interest Rate exceeding the maximum rate of interest allowed under applicable law, then any such excess is hereby waived by Bank and shall be applied in reduction of the principal balance hereof or, if such excess is greater than the unpaid principal amount hereof, the difference shall be paid by Bank to Borrower.

3.         DEFAULT RATE. Following the occurrence and during the continuance of an Event of Default or after the maturity of this Note, whether by acceleration or otherwise, interest will be due and payable on the unpaid principal balance at an annual rate equal to three percent (3%) above the Interest Rate otherwise in effect from time to time (the “Default Rate”).

4.         REPAYMENT TERMS. Consecutive monthly payments of accrued interest on the outstanding principal balance of this Note shall be due and payable in arrears on the first (1st) day of each month, commencing November 1, 2021 and continuing on the same day of each month thereafter until fully paid; provided, however, that if the scheduled payment date is not a Business Day, then any payment scheduled to be made on such day shall instead be made on the next succeeding Business Day. The entire outstanding principal balance, together with all accrued but unpaid interest thereon, if any, and all other charges hereunder shall be due and payable on October 1, 2028 (the “Maturity Date”).

5.         PREPAYMENT PENALTY. Subject to the terms and provisions of this Section 5, Borrower may prepay the Loan, in whole or in part, at any time and from time to time, without premium or penalty of any kind. A partial prepayment shall not postpone the due date of any subsequent scheduled payment. Upon any payment or prepayment of the Loan (regardless of whether such prepayment is made as a result of acceleration, voluntary prepayment or otherwise, and regardless of the source of funds), Borrower shall pay to Bank an amount equal to any fees or costs provided in the applicable Swap Agreement. In amplification of the foregoing, any prepayment of the Loan prior to the Maturity Date may require termination of all or a portion of any related Swap Transaction. The termination of any such Swap Transaction may result in a payment due from or to Borrower and shall be subject to the applicable termination fees as provided for under such Swap Agreement.

6.         APPLICATION OF PAYMENTS. Monies received by Bank from any source for application toward payment of the Obligations due under this Note shall be applied first to unpaid late charges or other fees or charges due under the Loan Documents, then to accrued but unpaid interest, and the balance to the reduction of principal and payment of Swap Obligations, in each case as deemed appropriate by Bank in its sole discretion. Upon the occurrence and during the continuance of an Event of Default, monies may be applied to the Obligations in any manner or order deemed appropriate by Bank. If any payment received by Bank under this Note or the other Loan Documents is rescinded, avoided or for any reason returned by Bank because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of all persons liable under this Note or other Loan Documents as though such payment had not been made.

7.         LATE CHARGE. At the option of Bank, Borrower agrees to pay a service charge of up to five percent (5.0%) of any installment, including any required tax and insurance accruals, not paid within seven (7) days following the due date thereof, which service charge is to cover the extra expense involved in handling late payments.

8.         DEFAULT AND ACCELERATION. If (a) subject to the applicable notice and cure period set forth in the Loan Agreement, any monthly installment under this Note is not paid when due, or (b) subject to any applicable grace, notice and/or cure period set forth in the Loan Agreement, the undersigned or any other Obligor fails to timely observe or perform any covenant, condition or undertaking contained herein or in the Loan Agreement or any other Loan Document (specifically including, without limitation, any Swap Agreement or any document or instrument evidencing any Swap Obligation), or there shall exist any default or event of default (however denominated) under any of the Loan Documents (an “Event of Default”); then after the occurrence of an Event of Default and following the expiration of any applicable grace, notice or cure period set forth in the Loan Agreement, (i) to the extent applicable, the Bank shall have no further obligation to initiate additional advances under the Loan, and (ii) without additional notice or demand, at the option of the Bank, the entire outstanding principal balance of this Note, together with all accrued, unpaid interest thereon and all other charges due hereunder or under any other Loan Document shall at once become due and payable in full, and Bank shall have the right to exercise all rights and remedies available to it under the Loan Documents and/or applicable law. Failure to exercise any such option or right shall not constitute a waiver of the right to exercise any such option or right in the event of any subsequent Event of Default. In addition, Bank shall have the right, immediately and without notice or further action by it, to set-off against this Note all obligations for money or money’s worth owed by Bank in any capacity to Borrower, whether or not due.

9.         WAIVERS; COVENANTS AND CONDITIONS. Borrower hereby waives presentment, demand, protest and notice of dishonor; waives the benefit of all homestead and similar exemptions as to this Note; waives any right which it may have to require Bank to proceed against Borrower, any other Obligor or any property securing this Note, and agrees that its liability hereunder shall not be affected or impaired by the release or discharge of any Obligor from liability hereunder, the release or discharge of any collateral securing this Note or by any failure, neglect or omission of Bank to exercise any remedies of set-off or otherwise that it may have or by any determination that any security interest or lien taken by Bank to secure this Note is invalid or unperfected; agrees to pay all reasonable costs and expenses incurred by Bank in connection with the enforcement of this Note, and the collection of the indebtedness evidenced hereby, and the collection of any judgment rendered hereon, and/or the preservation or disposition of any property or collateral securing the payment hereof, and/or the defense of any claim arising out of, or in any way related to, this Note or any deed of trust or security agreement or other instrument securing this Note or related to the making of the Loan evidenced hereby, including, without limitation, reasonable attorney’s fees if this Note is placed in the hands of an attorney for collection, or if Bank finds it necessary to secure the services or advice of an attorney with regard to collection hereof or the preservation or disposition of any property or collateral securing this Note. This Note may be renewed, extended, modified, refinanced or otherwise amended (specifically including, but not limited to, an increase of the principal amount due hereunder and the Interest Rate) by agreement between Bank and Borrower without notice to any Obligor or any other party. No such renewal, extension, modification, refinance or amendment or otherwise shall be deemed or construed as a release by Bank of any Obligor or any other party from its obligations, regardless of whether such party had any notice thereof.

10.         NOTICES. All notices, requests, demands and other communications with respect hereto shall be given in accordance with the provisions of the Loan Agreement.

11.          SAVINGS CLAUSE. Nothing contained herein shall be construed or shall operate either presently or prospectively (a) to require Borrower to make any payment or to take any action contrary to applicable law or (b) to permit Bank to take any action contrary to applicable law. Should any one or more of the terms, provisions, covenants or conditions of this Note or any other Loan Document be held to be void, invalid, illegal or unenforceable in any respect, the same shall, at the option of Bank, not affect any other term, provision, covenant or condition of this Note or such Loan Document, but the remainder hereof or thereof, as applicable, shall be effective as though such term, provision, covenant or condition had never been contained herein or therein, as applicable.

12.         SUBSTITUTED SERVICE OF PROCESS. It is understood and agreed that Borrower thereby subjects itself to the in personam jurisdiction of any duly constituted Court of the Commonwealth of Virginia (upon compliance with procedural laws and rules of the Commonwealth of Virginia) wherein any action may be brought by the holder of this Note for the enforcement thereof.

13.         BUSINESS PURPOSES. Borrower hereby represents to Bank that the Loan is for business purposes and no part of the proceeds of this Note will be used for personal, family or household purposes.

14.          PATRIOT ACT NOTICE. To help fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For purposes of this section, account shall be understood to include loan accounts.

15.          TIME OF THE ESSENCE. Time is of the essence as to each and every provision of this Note and the Loan Documents.

16.         MISCELLANEOUS PROVISIONS. The term “Bank” used herein shall include any future holder of this Note. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia. This Note shall be the joint and several obligation of all makers, sureties, guarantors and endorsers, and shall be binding upon them and their heirs, legal and personal representatives, successors and assigns. The undersigned covenant and agree that if an Event of Default occurs under this Note, the Event of Default shall constitute a default in any and all other notes wherein Borrower is the obligor and Bank is the obligee.

17.         WAIVER OF RIGHT TO JURY TRIAL. BORROWER HEREBY WAIVES TRIAL BY JURY IN REGARD TO ANY CAUSES OF ACTION, CLAIMS, OBLIGATIONS, DAMAGES OR ANY COMPLAINTS WHICH BORROWER MAY HAVE RISING OUT OF THIS NOTE, OR ANY OF THE LOAN DOCUMENTS, OR IN ANY ACTION OR PROCEEDING WHICH THE HOLDER HEREOF MAY BRING TO ENFORCE ANY PROVISION OF THE LOAN DOCUMENTS. BY EXECUTION OF THIS NOTE BORROWER HEREBY REPRESENTS THAT BORROWER IS REPRESENTED BY COMPETENT COUNSEL WHO HAS FULLY AND COMPLETELY ADVISED BORROWER OF THE MEANING AND RAMIFICATIONS OF THE WAIVER OF THE RIGHT TO A TRIAL BY JURY.

18.          LIMITATION ON LIABILITY; WAIVER OF PUNITIVE DAMAGES. EACH OF THE PARTIES HERETO, INCLUDING BANK BY ACCEPTANCE HEREOF, AGREES THAT IN ANY JUDICIAL, MEDIATION OR ARBITRATION PROCEEDING OR ANY CLAIM OR CONTROVERSY BETWEEN OR AMONG THEM THAT MAY ARISE OUT OF OR BE IN ANY WAY CONNECTED WITH THIS NOTE, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN OR AMONG THEM OR THE OBLIGATIONS EVIDENCED HEREBY OR RELATED HERETO, IN NO EVENT SHALL ANY PARTY HAVE A REMEDY OF, OR BE LIABLE TO THE OTHER FOR, (1) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR (2) PUNITIVE OR EXEMPLARY DAMAGES. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY SUCH PROCEEDING, CLAIM OR CONTROVERSY, WHETHER THE SAME IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIALLY OR OTHERWISE.

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PROMISSORY NOTE

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WITNESS the following signature and seal as of the date first written above.

BORROWER:

ROANOKE GAS COMPANY, a Virginia corporation

By:	/s/ Paul W. Nester	(SEAL)
Name:	Paul W. Nester
Title:	President

and

By:	/s/ Lawrence T. Oliver	(SEAL)
Name:	Lawrence T. Oliver
Title:	Interim Chief Financial Officer, Treasurer,
Corporate Secretary